Exhibit 99.1

Iteris Announces Launch of Public Offering of Common Stock

SANTA ANA, Calif. — June 13, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced the launch of an underwritten registered public offering of shares of its common stock.

Iteris expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the proposed offering. All shares of common stock to be sold in the proposed offering will be offered by Iteris. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Iteris intends to use the net proceeds from the offering to fund the cash purchase price for a planned acquisition and for general corporate purposes, including possible additional future acquisitions.

B. Riley FBR, Inc. is acting as sole bookrunner for the offering. Northland Securities, Inc. is acting as lead manager for the offering. Co-managers will be Craig Hallum Capital Group and Dougherty & Company LLC.

The proposed offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-220305) that was declared effective by the Securities and Exchange Commission (“SEC”) on September 21, 2017. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement describing the terms of the proposed offering  and the accompanying base prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed offering, when available, may be obtained from B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by email at prospectuses@brileyfbr.com, or by telephone at (800) 846-5050. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads,

weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about Iteris’ public offering, intended use of proceeds of the offering, a planned acquisition and possible future acquisitions by Iteris, and other future expectations, plans, strategies and prospects.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, uncertainties related to market conditions and the completion of the public offering; Iteris’ future business development, financial condition and results of operations; competition in the transportation and agriculture markets; and Iteris’ ability to manage its costs and expenses.  Further information on Iteris, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, the prospectus supplement related to the public offering, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com